EXHIBIT 8

                         CONSENT OF EDWIN L. KERR, ESQ.

To Whom It May Concern:

     I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 19 to the Registration Statement on Form S-6 (File No. 33-23251) filed by Phoenix Home Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

                                     Very truly yours,



Dated: April 28, 2000                /s/ Edwin L. Kerr
                                     ---------------------------
                                     Edwin L. Kerr, Counsel
                                     Phoenix Home Life Mutual Insurance Company